CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

As the independent registered public accounting firm, we hereby consent to the use of our report dated March 6, 2007, for the XTF Advisors Trust and to all references to our firm included in or made a part of this Pre-Effective Amendment under the Securities Act of 1933 and Pre-Effective Amendment under the Investment Company Act of 1940 to the XTF Advisors Trust Registration Statement on Form N-1A.

Cohen Fund Audit Services, Ltd.

Westlake, Ohio

April 5, 2007